UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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FEDERAL SIGNAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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1415 West 22nd Street
Oak Brook, Illinois 60523

Supplement to Proxy Statement for the Annual Meeting of Stockholders
To Be Held on April 21, 2020

To the Stockholders of Federal Signal Corporation:
On behalf of the Board of Directors (the "Board") of Federal Signal Corporation, a Delaware corporation (the “Company”), we are writing to provide you with important updates relating to the Company's 2020 Annual Meeting of Stockholders to be held on Tuesday, April 21, 2020, at 8:30 a.m., Central Daylight Time (the “Annual Meeting”) and the election of directors at the Annual Meeting. This proxy statement supplement, dated April 2, 2020 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) for the Annual Meeting that the Company filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2020.
Elimination of "In Person" Meeting
In the Proxy Statement, the Company disclosed that stockholders may attend the Annual Meeting virtually via the Internet, in person at the Regency Towers Conference Center, 1515 West 22nd Street, Oak Brook, IL 60523, or by proxy.
Given the current government restrictions and uncertainty as a result of the coronavirus outbreak, and in the interests of the health of the public and our stockholders, directors and employees, the Company has decided to cancel the option to attend the Annual Meeting in person. Stockholders are encouraged to attend the Annual Meeting via the Internet. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted to www.virtualshareholdermeeting.com/FSS2020. Stockholders may vote and submit questions while attending the Annual Meeting via the Internet.
It is the Company’s intent to conduct an in-person meeting next year, assuming a return to normal meeting standards.
Withdrawal of Nominee for Election as Director
On March 27, 2020, the Company announced that Patrick E. Miller resigned as a director of the Board, effective March 25, 2020. Therefore, the nomination of Mr. Miller has been withdrawn. On March 25, 2020, immediately following Mr. Miller’s resignation, the Board reduced the size of the Board from eight directors to seven directors.
Mr. Miller’s resignation was not the result of any dispute with the Company or the Board on any matter relating to the operations, policies or practices of the Company.
At the Annual Meeting, seven rather than eight directors will be nominated for election to the Board. Each of the seven nominees is named in the 2020 Proxy Statement. These developments do not change the Board’s recommendations, or the Company’s view, on any of the proposals contained in the Proxy Statement.
Additional Information
On March 12, 2020, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (the “Notice of Internet Availability”). The Notice of Internet Availability contains instructions on how to access our proxy materials and our 2019 Annual Report on Form 10-K on the Internet at www.proxyvote.com. Stockholders wishing to receive a printed copy of our proxy materials should follow the instructions provided in the Notice of Internet Availability. Those stockholders who previously requested printed or electronic copies of our proxy materials will receive a printed or electronic copy, as applicable.
This Supplement is being made available on or about April 2, 2020. Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. Where information in the Proxy Statement is described as current as of a certain date, it remains current only as of such date, except as specifically amended or supplemented by the information set forth in this Supplement.

If you have already voted via the Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. You may revoke your proxy at any time before it is voted by (i) voting by telephone or via the Internet on a later date, or delivering a later-dated proxy card if you requested printed proxy materials, prior to the Annual Meeting; (ii) filing a written notice of revocation with our Corporate Secretary; or (iii) attending the Annual Meeting via the Internet and voting your shares. Attendance at the Annual Meeting via the Internet will not, without further action, revoke a proxy. Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated. Detailed information regarding voting procedures can be found in the Proxy Statement.
This Supplement does not change the proposals to be acted upon at the Company’s Annual Meeting, which are described in the Proxy Statement, except that Mr. Miller is no longer standing for election as a director. No votes received prior to or after the date of this Supplement will be counted for or against the election of Mr. Miller to our Board.
YOUR VOTE IS IMPORTANT! Whether or not you expect to attend the Annual Meeting, please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting and save the extra expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option. Please see Schedule I attached hereto for additional important information regarding the virtual meeting.

By order of the Board of Directors,

DANIEL A. DUPRÉ, Corporate Secretary
April 2, 2020

Schedule I
Important Information About the Virtual Stockholder Meeting

How can I participate in the virtual Annual Meeting?
To participate, please visit www.virtualshareholdermeeting.com/FSS2020 and log in with your 16-digit control number included in your proxy materials.

When can I join the Annual Meeting online?
You may begin to log into the meeting platform beginning at 8:15 a.m. Central Daylight Time on April 21, 2020. The Annual Meeting will begin promptly at 8:30 a.m. Central Daylight Time on April 21, 2020. We encourage our stockholders to access the meeting prior to its start time.

How can I ask questions and vote?
We encourage you to vote in advance of the Annual Meeting by visiting www.proxyvote.com. Stockholders may also vote and submit questions online during the Annual Meeting. To participate in the Annual Meeting via the Internet, please visit www.virtualshareholdermeeting.com/FSS2020.

What if I lost my 16-digit control number?
You will still be able to log in as a guest. To attend the Annual Meeting via the Internet, please visit www.virtualshareholdermeeting.com/FSS2020 and register as a guest. However, if you are logged in as a guest, you will not be able to vote your shares or submit questions during the meeting.

What if I experience technical difficulties?
Please call 800-586-1548 or 303-562-9288 (International) for assistance.

What if I have additional questions?
Please contact Investor Relations at IR@federalsignal.com.